News Release

Trustmark Corporation and BancTrust Financial Group Provide Merger Update

JACKSON, Mississippi and MOBILE, Alabama ― October 9, 2012 — Trustmark Corporation (NASDAQ:TRMK) (“Trustmark”) and BancTrust Financial Group, Inc. (NASDAQ:BTFG) (“BancTrust”) announced that the definitive agreement dated May 28, 2012, pursuant to which BancTrust will merge into Trustmark has been amended to accommodate the closing of the merger in early 2013.  As such, the latest possible closing date for the merger has been extended from December 31, 2012, to February 28, 2013.  This extension provides additional time in which to receive regulatory approval as well as to ensure a smooth transition and operational conversion to Trustmark systems in early 2013.  All other material aspects of the definitive agreement remain unchanged.

Gerard R. Host, President and CEO of Trustmark, stated, “BancTrust and Trustmark associates have been diligently working together to ensure a seamless experience for BancTrust customers through the conversion and integration process.  We are very pleased with our progress thus far.  Recognizing that regulatory approvals may not be obtained in time for the merger and integration processes to be completed prior to year-end, we worked together with BancTrust management and developed a revised timeline that we thought was best for all concerned.  We anticipate regulatory approvals later this year or in early 2013, and we are planning for a closing in late January, but no later than February 28, 2013.”

W. Bibb Lamar, Jr., President and CEO of BancTrust commented, “With the overwhelming shareholder support for this merger shown at our special shareholders’ meeting on September 26, we remain convinced that we are on the right path.  We are extending our timeline to minimize any potential customer disruption, particularly during the holiday season.  We remain fully committed to this transaction and look forward to becoming part of the Trustmark organization.”

About Trustmark Corporation
Trustmark is a financial services company providing banking and financial solutions through approximately 170 offices in Florida, Mississippi, Tennessee and Texas.

About BancTrust Financial Group, Inc.
BancTrust Financial Group, Inc. is a registered bank holding company headquartered in Mobile, Alabama. BancTrust provides an array of traditional financial services through 40 bank offices in the southern two thirds of Alabama and nine bank offices in northwest Florida.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “will,” “anticipate,” “intend,” “potential,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements involve a number of risks and uncertainties. Trustmark and BancTrust caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Trustmark and BancTrust, Trustmark’s and BancTrust’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Trustmark’s and BancTrust’s filings with the SEC. These include risks and uncertainties relating to: the risk that Trustmark or BancTrust may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; and other factors discussed or referred to in the “Risk Factors” section of each of Trustmark’s and BancTrust’s most recent Annual Report on Form 10-K filed with the SEC. Each forward-looking statement speaks only as of the date of the particular statement and neither Trustmark nor BancTrust undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Trustmark Investor Contacts:	BancTrust Investor Contact:
Louis E. Greer	F. Michael Johnson
Treasurer and	Chief Financial Officer
Principal Financial Officer	251-431-7813
601-208-2310
BancTrust Media Contact:
F. Joseph Rein, Jr.	Rebecca S. Minto
Senior Vice President	Senior Vice President
601-208-6898	251-431-7875

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979